UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 8, 2020, Advaxis, Inc. (“Advaxis”) received written notice from the staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that Advaxis was not in compliance with Nasdaq Listing Rule 5450(a)(1) because the closing bid price for Advaxis’ common stock had closed below $1.00 per share for the previous 30 consecutive business days. The notification of noncompliance has no immediate effect on the listing or trading of Advaxis common stock on the Nasdaq Global Select Market under the symbol “ADXS,” and Advaxis is currently monitoring the closing bid price of its common stock and evaluating its alternatives, if appropriate, to regain compliance with this rule.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), Advaxis has 180 calendar days from the date of such notice, or until October 5, 2020, to regain compliance with the minimum closing bid price requirement. To regain compliance, the closing bid price of Advaxis’ common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period, unless the Staff exercises its discretion to extend this 10 business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(F). According to Nasdaq’s notice, if Advaxis regains compliance, Nasdaq will provide Advaxis with written confirmation and will close the matter. To regain compliance, the closing bid price for Advaxis common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days.

If Advaxis does not regain compliance with Rule 5450(a)(1) by October 5, 2020, Advaxis may be eligible for an additional 180 calendar day compliance period. To qualify, Advaxis would need to transfer the listing of its common stock to The Nasdaq Capital Market, provided that it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market except for the closing bid price requirement. To effect such a transfer, Advaxis would also need to pay an application fee to Nasdaq and will need to provide written notice of its intention to cure its deficiency during the second compliance period. If Advaxis meets these criteria, it is expected that the Staff would notify Advaxis that it has been granted an additional 180 calendar day compliance period. However, if it appears to the Staff that Advaxis will not be able to cure the deficiency, or if Advaxis is otherwise not eligible, it is expected that the Staff would notify Advaxis that its securities would be subject to delisting. In the event of such a notification, Advaxis may appeal the Staff’s determination to delist its securities to a Nasdaq Listing Qualifications Panel (the “Panel”). Advaxis expects that its stock would remain listed pending the Panel’s decision. However, there can be no assurance that, if Advaxis does appeal the delisting determination by the Staff to the Panel, that such appeal would be successful.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 10, 2020	ADVAXIS, INC.

	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Executive Vice President and Chief Financial Officer